UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 1, 2005

First Reliance Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-49757	80-0030931
(Commission File Number)	(IRS Employer Identification No.)

2170 W. Palmetto Street Florence, South Carolina	29501
(Address of Principal Executive Offices)	(Zip Code)

(843) 656-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 1, 2005, First Reliance Bancshares, Inc. (the “Registrant”) completed a trust preferred securities financing in the amount of $10 million. See Item 2.03 below. In connection with the financing, the Registrant entered into an Indenture, a Guarantee Agreement and an Amended and Restated Declaration of Trust filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 1, 2005, the Registrant completed a trust preferred securities financing in the amount of $10 million. In the transaction, the Registrant established First Reliance Capital Trust I, a Delaware statutory trust (the “Trust”). The Trust issued and sold $10 million of Preferred Securities (the “Preferred Securities”) in a private placement and issued $310,000 of Trust common securities (the “Common Securities”) to the Registrant. The Trust used the proceeds of these issuances to purchase $10,310,000 of the Registrant’s Junior Subordinated Notes due November 23, 2035 (the “Notes”). The interest rate on the Notes and the Preferred Securities is fixed for five years at 5.93%. After five years, the Notes and the Preferred Securities will bear interest at the three-month LIBOR rate plus 1.83%, adjusted quarterly. The Notes are the sole assets of the Trust and are subordinate to the Registrant’s senior obligations. Concurrently with the issuance of the Notes and the Preferred Securities, the Registrant issued a guarantee related to the trust securities for the benefit of the holders.

The Notes may be redeemed after five years, and sooner in certain specific events, including in the event that the financing is not eligible for treatment as Tier 1 capital, subject to prior approval by the Federal Reserve Board, if then required. Interest on the Notes may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no event of default and the deferral does not extend beyond November 23, 2035.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.1 -	Indenture between the Registrant and Wilmington Trust Company (the “Trustee”), dated as of July 1, 2005.

Exhibit 4.2 -	Guarantee Agreement between the Registrant and the Trustee, dated as of July 1, 2005.

Exhibit 4.3 -	Amended and Restated Declaration of Trust among the Registrant, the Trustee and certain Administrative Trustees, dated as of July 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST RELIANCE BANCSHARES, INC.

Dated: July 7, 2005

	By:	/s/ Jeffrey A. Paolucci
Jeffrey A. Paolucci
Chief Financial Officer

EXHIBIT INDEX

Exhibit 4.1 -	Indenture between the Registrant and the Trustee, dated as of July 1, 2005.

Exhibit 4.2 -	Guarantee Agreement between the Registrant and the Trustee, dated as of July 1, 2005.

Exhibit 4.3 -	Amended and Restated Declaration of Trust among the Registrant, the Trustee and certain Administrative Trustees, dated as of July 1, 2005.